Exhibit 99.1

PRESS RELEASE

Agile Software Corporation
6273 San Ignacio Avenue
San Jose, CA 95119
Voice: (408) 284-4000
Fax: (408) 284-4002

Media Contact
Terri Pruett
Agile Software Corporation
Terri.Pruett@agile.com
(408) 284-4048

Agile Announces Preliminary Financial Results for Second Fiscal Quarter 2007

New Customer Wins Drive Q2 Results

San Jose, CA—December 5, 2006—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced preliminary results for the second quarter of fiscal 2007, which ended October 31, 2006.

Total revenues for the second quarter of fiscal 2007 were $32.5 million, compared to $31.5 million for the second quarter of fiscal 2006. Total revenues for the second quarter were consistent with the guidance provided by the company in its release of September 19, 2006.

License revenues for the second quarter of fiscal 2007 were $10.5 million, compared to $10.1 million for the second quarter of fiscal 2006. Maintenance revenues for the quarter were $14.0 million, compared to $13.3 million for the second quarter of fiscal 2006.

Net loss per share for the second quarter of fiscal 2007, on a generally accepted accounting principles (GAAP) basis, was estimated to be $(0.03) per share, compared to a GAAP net loss of $(0.07) per share for the second quarter of fiscal 2006. The net loss for the second quarter of fiscal 2007 does not take into account potential non-cash charges for stock-based compensation expense resulting from the company’s ongoing review of its stock option grant practices and related accounting matters, which could impact the GAAP per share results. The GAAP net loss for the second quarter of fiscal 2007 does include approximately $1.5 million of costs, or $(0.03) per share, related to the on-going stock option review and the now completed, previously disclosed review of the company’s Taiwan sales operations.

Non-GAAP net loss for the second quarter of fiscal 2007, which excludes stock compensation, amortization of intangible assets and gain on sale of investments, was estimated to be $(0.02) per share, compared to ($0.03) per share for the second quarter of fiscal 2006, which excludes stock compensation and amortization of intangible assets. The non-GAAP net loss for the second quarter of fiscal 2007 includes approximately $1.5 million of costs, or $(0.03) per share, related to reviews conducted by the company as described above. Non-GAAP earnings per share for the second quarter of fiscal 2007 were consistent with guidance provided by the company in its release of September 19, 2006.

Management Commentary

“We were generally pleased with our results in Q2, yet we remain focused on driving more top line revenue the remainder of the year,” said Jay Fulcher, Agile President and CEO. “In Q2, we set new company records for revenues in our small and medium enterprise business and for professional service margins. We also had several strategic customer wins that confirm our PLM leadership in the high tech and electronics, life sciences, and consumer packaged goods verticals. The adoption of our new release, Agile 9.2, continues to go well and should spur more revenue opportunity for us the rest of the fiscal year.”

Customer Wins and Expansions

Agile continued to gain traction across its key verticals, including electronics and high tech, life sciences and consumer products, with a significant number of new customer wins in the quarter. Organizations that purchased new or additional licenses of Agile’s PLM solutions include Aspect Medical Systems, B/E Aerospace, Conor Medsystems, Coopervision, Ferag AG, Fiskars, Funai Electric, Guthy-Renker, Intermatic, Interpoint, Intralase, Intuitive Surgical, Juniper Networks, Microgenics, Network Appliance, Numico, Quantum, Siemens AG, Spansion, Spectranetics, Synthes GmbH and Ultra Clean Technology.

Quarter Highlights

Highlights from the quarter include the following:

Agile and IBM Rational announced that they are working together to provide a joint, integrated solution for enterprise change management and collaboration across engineering disciplines. The unique solution will enable companies to manage the software lifecycle within the broader product lifecycle, improving governance and driving collaboration across all engineering disciplines to help customers accelerate the delivery to market of higher-quality, more innovative products.

Agile announced that its market leading Agile 9.2 solution has obtained “Powered by SAP NetWeaver” certification, enabling Agile to further support its many customers that are joint SAP customers and have selected and deployed Agile’s ‘best in breed’ PLM solutions.

Agile’s premier global PLM conference, Agility Berlin, was held in Berlin in September. The conference was attended by hundreds of attendees, with keynote speakers including customers Siemens, Heinz, and Coopervision, and was sponsored by a number of Agile partners, including IBM, Microsoft, Kalypso and PRTM.

In conjunction with Agility Berlin, Cimmetry held a Berlin customer event which featured a Customer Advisory Board, and an Enterprise Visualization Forum, focusing on Cimmetry's integration strategy. Cimmetry Certified™, Cimmetry’s VAR Certification and training program, continued to gain momentum with more than sixty VARs having completed the program to date. Cimmetry also launched an eCommerce store, allowing customers to purchase AutoVue products online.

Agile announced the availability of the latest version of Agile e6 in the quarter. Key innovations in the release include the internationalization of the application, focused particularly on Asia; greater intellectual property security through increased functionality around access rights; and support for Microsoft SQL Server 2005.

Agile was selected by START-IT as a Hot Company in 2006. START-IT, a leading publication for manufacturing executives, recognized Agile for the second time in as many years for its breadth of PLM solutions and demonstrated customer success in helping companies drive profits and accelerate innovation.

Option Review Update

A Special Committee of Agile’s Board of Directors, consisting of an independent director and assisted by independent outside legal counsel, has substantially completed its review, commenced by the Audit Committee in July 2006, of the company’s historical practices regarding its stock option program. As previously announced by the company, the review has shown that incorrect measurement dates for financial accounting purposes were used for certain stock option grants. The Special Committee also concluded that it does not believe any current officers of the company were involved in any misconduct with respect to option grants.

As announced by the company on October 26, 2006:

•	Agile will recognize non-cash, pre-tax charges for stock-based compensation expense for the affected periods, in amounts not yet determined;

•	the company does not expect that any additional non-cash, stock-based compensation expense recorded as a result of these charges will affect Agile’s previously reported cash positions or revenues, although the effects of the charges on previously reported financial statements for certain periods will be material; and

•	the Audit Committee and company management have concluded that Agile must restate certain annual and interim consolidated financial statements for fiscal 2000 and later, and further concluded that the company's previously issued financial statements should no longer be relied upon.

Outlook for Third Quarter of Fiscal 2007

Agile estimates that its total revenues for the third quarter of fiscal 2007, ending January 31, 2007, will be between $33.5 million and $34.5 million. Also, the company estimates that it will have non-GAAP net income (which excludes the cost of the review of its stock option practices, stock compensation and amortization of intangibles) in the third quarter between $0.01 and $0.02 per share.

Conference Call Details

Agile will discuss its preliminary second quarter results and management’s forward looking guidance on a conference call today beginning at 2:00 p.m Pacific Time. A Web cast of the conference will be available on Agile’s Web site at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Web cast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company's Web site immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4011.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, improve quality, enable globalization and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions and time-to-value focused implementations, Agile helps companies get the most from their products. 3COM, Acer, Bayer, Broadcom, CooperVision, Dell Inc., Flextronics International, Foxconn, GE Medical Systems, Harris, Heinz, Johnson & Johnson, Johnson Diversey, Lockheed Martin, McAfee, McDonald’s, Micron, Philips, QUALCOMM, Sharp, Shell, Siemens, Tyco Healthcare and ZF are among the over 11,000 customers in the automotive, aerospace and defense, consumer packaged goods, electronics, high tech, industrial products, and life sciences industries that have licensed Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Agile, Agile Software and the Agile logo are registered trademarks and Agile On Demand, Agile Advantage, Agile Product Collaboration, Agile Product Cost Management, Agile Product Governance & Compliance, Agile Product Service & Improvement, Agile Product Quality Management, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Interchange and AgileMD are trademarks of Agile Software Corporation in the U.S. and/or other countries. All other brand or product names are trademarks and registered trademarks of their respective holders.

Safe Harbor Statement

This press release contains “forward-looking statements,” as defined under securities laws, including with respect to an estimate of the Company's total revenues and a range of its earnings per share (both GAAP and pro-forma) for its second quarter ended October 31, 2006, an estimate of a range of its total revenues and pro forma earnings per share for its third quarter ending January 31, 2007, prospects for future revenue opportunities resulting from the recent adoption of a new release of the Company’s Agile 9 product, and the potential impact on its financial statements of the results of the review of its stock option practices. These forward looking statements are based on our current expectations, estimates and projections about our business and industry, and management's beliefs and assumptions, all of which are subject to change. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause our actual results to differ include, but are not limited to: the possibility that, upon completing the preparation and review of its financial statements for its second quarter, the Company's total revenues and earnings per share (both GAAP and pro-forma) will be different than estimated (in the case of total revenues) or will fall outside of the presently expected ranges (in the case of earnings per share); upon completing the preparation and review of its financial statements for its third quarter of fiscal 2007, the Company's total revenues and non- GAAP earnings per share will fall outside of the estimated ranges; the potentiality that our customers will not choose to license, or will defer the license of, the latest version of the Company’s Agile 9 product; and the impact, on such expectations, of the other risk factors detailed in the Company's filings with the Securities and Exchange Commission. For additional information regarding the risks inherent in our business, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended April 30, 2005, and in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2006, as filed with the Securities and Exchange Commission. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

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